Exhibit 5.1

GIBSON, DUNN & CRUTCHER LLP

LAWYERS

A REGISTERED LIMITED LIABILITY PARTNERSHIP

INCLUDING PROFESSIONAL CORPORATIONS

200 Park Avenue New York, New York 10166-0193

(212) 351-4000

www.gibsondunn.com

May 28, 2009

(212) 351-4000	C 20347-00001

(212) 351-4035

CommScope, Inc.

1110 CommScope Place, SE

Hickory, North Carolina 28602

Re:	CommScope, Inc.

Registration Statement on Form S-3 (Registration No. 333-158196)

Ladies and Gentlemen:

We have acted as special counsel to CommScope, Inc. (the “Company”) in connection with the issuance and sale by the Company of (i) $287,500,000 aggregate principal amount (including $37,500,000 aggregate principal amount to cover over-allotments) of the Company’s 3.25% Senior Subordinated Convertible Notes due 2015 (the “Convertible Notes”), being issued and sold pursuant to an Underwriting Agreement dated May 21, 2009 between the Company and the several underwriters named therein (the “Convertible Notes Underwriting Agreement”) and (ii) 10,465,000 shares (including 1,365,000 shares to cover over-allotments) (the “Offering Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), being issued and sold pursuant to an Underwriting Agreement dated May 21, 2009 between the Company and the several underwriters named therein (the “Common Stock Underwriting Agreement” and, together with the Convertible Notes Underwriting Agreement, the “Underwriting Agreements”). The Convertible Notes will be convertible into Common Stock (the “Conversion Shares”) in accordance with the terms of the Convertible Notes and the related Indenture dated as of May 28, 2009, as supplemented by a supplemental indenture thereto dated as of May 28, 2009 (as so supplemented, the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

LOS ANGELES NEW YORK WASHINGTON, D.C. SAN FRANCISCO PALO ALTO

LONDON PARIS MUNICH BRUSSELS ORANGE COUNTY CENTURY CITY DALLAS DENVER

GIBSON, DUNN & CRUTCHER LLP

CommScope, Inc.

May 28, 2009

We have examined: (i) the Underwriting Agreements; (ii) the Indenture; (iii) the Registration Statement on Form S-3 (Registration No. 333-158196) filed by the Company to register, among other things, the Convertible Notes, the Conversion Shares and the Offering Shares with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”); and (iv) the base prospectus dated April 28, 2009, as supplemented by, (a) in the case of the Convertible Notes and Conversion Shares, the prospectus supplement dated May 21, 2009 relating to the offer and sale of the Convertible Notes, and (b) in the case of the Offering Shares, the prospectus supplement dated May 21, 2009 relating to the offer and sale of the Offering Shares (collectively, the “Prospectus Supplements”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, the Trustee, the underwriters named in the Underwriting Agreements, and others.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that:

1.	the Convertible Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the underwriters of the Convertible Notes in accordance with the terms of the Convertible Notes Underwriting Agreement, will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms;

2.	when issued upon conversion of the Convertible Notes in accordance with the terms thereof as provided in the Indenture, the Conversion Shares will be validly issued, fully paid and nonassessable; and

3.	the Offering Shares, when issued, delivered to and paid for by the underwriters of the Offering Shares in accordance with the terms of the Common Stock Underwriting Agreement, will be validly issued, fully paid and nonassessable.

GIBSON, DUNN & CRUTCHER LLP

CommScope, Inc.

May 28, 2009

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions:

A.	The effectiveness of the Registration Statement under the Securities Act will not have been terminated or rescinded.

B.	We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware (the “DGCL”) and the United States of America. These opinions are limited to the current laws of the States of New York, the DGCL and the United States of America, and to the current judicial interpretations thereof and to the facts as they exist on the date hereof. We are not admitted to practice law in the State of Delaware, but we are generally familiar with the DGCL, as currently in effect, and have made such inquiries as we considered necessary to render our opinions. We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed in respect of any circumstances or events that occur subsequent to the date hereof.

C.	Our opinions are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

D.	We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights or (ii) provisions relating to indemnification or contribution, to the extent such provisions may be contrary to public policy or federal or state securities laws.

E.	We express no opinion with respect to the effectiveness of any provision of the Indenture relating to an adjustment in the conversion rate applicable to the Convertible Notes in connection with specified corporate transactions that constitute a make-whole fundamental change to the extent any such provision may be held to be an unenforceable penalty.

F.

We express no opinion with respect to the effectiveness of any provision of the Indenture or the Convertible Notes to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition

GIBSON, DUNN & CRUTCHER LLP

CommScope, Inc.

May 28, 2009

to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

We consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed by the Company with the Commission on the date hereof and incorporated by reference into the Registration Statement and to the use of our name under the caption “Legal matters” in each of the Prospectus Supplements. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP